SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of report (Date of earliest event reported): September 29, 2004

                              VITROTECH CORPORATION
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               (Exact name of registrant as specified in Charter)

           Nevada                       0-49692                  88-0504050
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(State or other jurisdiction of     (Commission File           (IRS Employer
incorporation or organization)            No.)               Identification No.)

                         5 Hutton Centre Dr., Suite 700
                           Santa Ana, California 92707
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               (Address of Principal Executive Offices)(Zip Code)

                                  714-708-4700
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                            (Issuer Telephone number)

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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the
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|_|   Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On October 1, 2004, VitroTech Corporation (the "Company") issued a press release announcing that the Company had entered into a letter of intent, dated September 29 and executed September 30, 2004, with 1568931 Ontario Ltd to establish a $3 million secured revolving line of credit facility.

Pursuant to the terms of the letter of intent, the lender provided an initial advance under the credit facility of $850,000. Additional advances under the facility are available based on 80% of eligible receivables and are contingent upon receipt by the Company of at least $3 million of additional equity and execution of definitive documents reflecting the provisions set out in the letter of intent. The facility has a term of 12 months and bears interest at 10% per annum. The lender, at its option, may convert any amounts advanced under the facility into common stock of the Company at a 30% discount to the average market price of the common stock over a period ending September 29, 2004. In conjunction with the establishment of the facility, the Company agreed to pay a commitment fee in an amount equal to 4% of the facility and certain expenses of the lender and agreed to issue to the lender 14,000,000 warrants to purchase VitroTech common stock at a price equal to the conversion price described above. Pursuant to the letter of intent, the credit facility is to be secured by the assets of the Company as well as a pledge by various affiliated mining companies of at least 30 million pounds of minerals in various states of process. Additionally, under the letter of intent, the related mining companies and another related company that previously transferred technology to the Company agreed to modify existing agreements with the Company to reduce the aggregate payments to those entities to not more than 15% of the Company sales, to substantially reduce minimum purchase requirements and to waive certain existing defaults.

The Company also announced, in a separate press release dated October 1, 2004, that it had entered into a letter agreement, dated September 29, 2004, with each of Hi-Tech Environmental Products LLC (Hi-Tech), Enviro Investment Group, LLC, Red Rock Canyon Mineral, LLC and Valley Springs Mineral, LLC (the Mine Companies) to restructure the terms on which the Company purchases minerals from each of Mine Companies and to reduce the royalty payable to Hi-Tech.

The Company acquires raw minerals for use in production of its products from the Mine Companies under a series of agreements. Those agreements originally provided for fixed per pound payments to be made to the Mine Companies for each pound of mineral sold and collected by the Company. Under the original contracts, payments escalated over time with 2004 payments being $0.875 per pound increasing to $1.00 per pound plus inflation adjustments in future years. The agreements also established certain annual minimum purchase requirements. The minimum purchase requirements under the original agreements began at 7.5 million pounds in 2005 with annual scheduled escalations.

Under the terms of the letter agreement, the fixed per pound payment obligation has been eliminated. In its place, the Company will be obligated to pay to the Mine Companies 10% of the sales price of all minerals sold by the Company. Additionally, the annual minimum purchase requirement has been modified to provide for no minimum purchases in 2004 or 2005 with minimum purchases in subsequent years being fixed at the highest sales level in any prior year.


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

The Company acquired its core processing technologies from Hi-Tech under an agreement that provided for royalty payments by the Company in an amount equal to $1.00 per pound of material sold and collected by the Company.

Under the terms of the letter agreement, the fixed per pound royalty payment to Hi-Tech has been eliminated. In its place, the Company will be obligated to pay to Hi-Tech 5% of the sales price of all minerals sold by the Company.

As consideration for the agreements of Hi-Tech and the Mine Companies to modify their existing agreements with the Company, the Company agreed to issue to Hi-Tech and the Mine Companies an aggregate of 5,000,000 shares of common stock on January 3, 2005. Up to an additional 12,107,657 shares of the Company's common stock may be issued to Hi-Tech and Mine Companies between 2006 and 2010 based on pounds of mineral actually sold and the price of the Company's common stock.

The letter agreement is expected to be formalized in amendments to the current definitive agreements with Hi-Tech and the Mine Companies.

The foregoing is qualified in its entirety by reference to the Company's press releases, each dated October 1, 2004, copies of which are filed herewith as Exhibits 99.1 and 99.2.

Item 3.02. Unregistered Sales of Equity Securities

As noted in Item 1.01 above, on September 30, 2004, the Company agreed to issue to 1568931 Ontario Ltd 14,000,000 common stock purchase warrants as partial consideration for the establishment of a line of credit facility in favor of the Company. The warrants are exercisable for a period of three years at a price per share equal to a 30% discount to the weighted average price of the Company's common stock over the ten trading day period ended September 29, 2004.

In connection with the establishment of the line of credit facility by 1568931 Ontario Ltd, the Company also granted to the lender the right to convert advances under the line of credit into shares of common stock of the Company at a price equal to the exercise price of the warrants described above.

Also, as noted in Item 1.01 above, on September 29, 2004, the Company agreed to issue to Hi-Tech Environmental Products, LLC, Enviro Investment Group, LLC, Red Rock Canyon Mineral, LLC and Valley Springs Mineral, LLC an aggregate of 5,000,000 shares of common stock as partial consideration for the amendment of certain obligations of the Company under mineral purchase and royalty agreements with those entities. Pursuant to the terms of the amended agreements, the Company will issue up to an additional 12,107,657 shares between 2006 and 2010 based on the actual reduction in payments under the mineral and royalty agreements, discounted 65%, and the then price of the Company's common stock.


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

All of the securities described above were issued, or are issuable, pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. Each issuance was privately negotiated with a limited number of sophisticated investors and with no general solicitation or public advertising.

Item  9.01. Financial Statements and Exhibits.

      (c)   Exhibits

            99.1 Press release entitled "VitroTech Corporation Concludes $3 Million Credit Facility," dated October 1, 2004.

            99.2 Press release entitled "VitroTech Corporation Announces Agreement to Amend Mineral Purchase and Royalty Agreements," dated October 1, 2004

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       VITROTECH CORPORATION

Dated:  October 4, 2004
                                       By: /s/ Glenn Easterbrook
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                                           Glenn Easterbrook
                                           Chief Executive Officer